AMENDED AND RESTATED BY-LAWS

OF

RMB INVESTORS TRUST

DECEMBER 6, 2017

i

AMENDED AND RESTATED BY-LAWS
OF
 RMB INVESTORS TRUST

ARTICLE I

 DEFINITIONS

All capitalized terms have the respective meanings given them in the Amended and Restated Agreement and Declaration of Trust of RMB Investors Trust dated December 6, 2017, as further amended, supplemented, or amended and restated from time to time.

ARTICLE II

 OFFICES

Section 1.          Principal Office.  Until changed by the Trustees, the principal office of the Trust is located at 115 South LaSalle, 34th Floor, Chicago, Illinois 60603.

Section 2.          Other Offices.  The Trust may have offices in such other places without as well as within the State of Delaware as the Trustees may from time to time determine.

Section 3.          Registered Office and Registered Agent.  The Board of Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust.

ARTICLE III

 SHAREHOLDERS

Section 1.          Meetings.  Meetings of the Shareholders of the Trust or a Series or Class thereof shall be held as provided in the Declaration at such place within or without the State of Delaware as the Trustees shall designate.

Section 2.          Notice of Meetings.  Notice of all meetings of the Shareholders, stating the time, place and purpose(s) of the meeting, shall be given by the Trustees by mail or telegraphic or electronic means to each Shareholder at his address as recorded on the register of the Trust mailed at least (10) days and not more than ninety (90) days before the meeting, provided, however, that notice of a meeting need not be given to a Shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Securities Exchange Act of 1934, as amended.  Only the business stated in the notice of the meeting shall be considered at such meeting.  Any adjourned session of a Shareholders’ meeting may be held within a reasonable time without further notice.  No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting.

Section 3.          Record Date for Meetings and Other Purposes.  For the purpose of determining the Shareholders who are entitled to notice of and to vote at any Shareholders’ meeting, or to participate in any distribution, or for the purpose of any other action, the Trustees may from time to time fix a record date or take other action as provided in the Declaration.

Section 4.          Proxies.  At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken.  A proxy shall be deemed signed if the shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, facsimile, email, other electronic means or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact.  Proxies may be given by any electronic (including computerized) or telecommunications device except as otherwise provided in the Declaration.  The placing of a shareholder’s name on a proxy pursuant to telephonic or electronically (including by computer) transmitted instructions pursuant to procedures reasonably designed, as determined by the Trustees, to verify that such instructions have been authorized by the shareholder shall constitute execution of the proxy by or on behalf of the shareholder.  Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust.  Only Shareholders of record shall be entitled to vote.  The Trustees shall by resolution establish the means of voting on each proposal at any time a meeting of Shareholders is called to cover such proposals.  When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share.  A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.  If the holder of any such share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

Section 5.          Abstentions and Broker Non-Votes.  Outstanding Shares represented in person or by proxy (including Shares which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting.  Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal.  If a broker or nominee holding Shares in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares will not be considered as present and entitled to vote with respect to such proposal.

Section 6.          Inspection of Records.  The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted shareholders of a Delaware business corporation.

Section 7.          Action Without Meeting.  Any action which may be taken by Shareholders may be taken without a meeting if a majority of Outstanding Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by law) consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders.  Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.  Any Shareholder entitled to vote at any meeting of Shareholders may vote either in person or by proxy, but no proxy which is dated more than eleven months before the meeting named therein shall be accepted unless otherwise provided in the proxy.  Every proxy shall be in writing and signed by the Shareholder or his authorized agent or be in such form as may be permitted by the applicable laws of the State of Delaware, including electronic transmissions from the Shareholder or his authorized agent.  Authorization may be given orally, in writing, by telephone, by electronic transmission, or by other means of communication.  A copy, facsimile transmission or other reproduction of a writing or transmission may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used.  Every proxy shall be dated, but need not be sealed, witnessed or acknowledged.  Where shares are held of record by more than one person, any co-owner or co-fiduciary may appoint a proxy holder as provided above unless the Secretary of the Trust is notified in writing by any co-owner or co-fiduciary that the joinder of more than one is to be required.  All proxies shall be filed with and verified by the Secretary or an Assistant Secretary of the Trust, or the person acting as Secretary of the meeting.  Unless otherwise specifically limited by their term, all proxies shall entitle the holders thereof to vote at any adjournment of such meeting but shall not be valid after the final adjournment of such meeting.  Every proxy shall be revocable at the pleasure of the person executing it or of his agents, personal representatives or assigns, unless otherwise provided therein.  At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chair of the meeting.

ARTICLE IV

 TRUSTEES

Section 1.          Meetings of the Trustees and Action by Written Consent.  The Trustees may in their discretion provide for regular or stated meetings of the Trustees.  Meetings of the Trustees other than regular or stated meetings shall be held whenever called by the President, the Chair or by any one of the Trustees, at the time being in office.  Notice of the time, date and place of each meeting, other than regular or stated meetings which do not require notice, shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed to each Trustee at least two (2) days before the meeting, or shall be given by telephone, cable, wireless, facsimile, email or other electronic mechanism to each Trustee at his business address, or personally delivered to him at least one day before the meeting.  Notice of a meeting of Trustees is not required to be given to a Trustee who waives such requirement or attends the meeting as set forth in Article II, Section 9 of the Declaration.  A notice or waiver of notice need not specify the purpose(s) of any meeting.  The Trustees may meet by conference telephone, teleconference or other electronic media or communication equipment by means of which all persons participating in the meeting can communicate with each other and participation by such means shall be deemed to have been held at a place designated by the Trustees at the meeting.

Participation in a telephone conference meeting shall constitute presence in person at such meeting.  Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees consent to the action in writing and the written consents are filed with the records of the Trustees’ meetings.  Such consents shall be treated as a vote for all purposes.

Section 2.          Quorum and Manner of Acting at Meetings.  A majority of the Trustees shall be present at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration or these By-laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees.  In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present.  Notice of an adjourned meeting need not be given.

ARTICLE V

COMMITTEES

Section 1.          Executive and Other Committees.  The Trustees by vote of a majority of all the Trustees may elect from their own number an Executive Committee to consist of not less than two (2) members to hold office at the pleasure of the Trustees, which shall have the power to conduct the current and ordinary business of the Trust while the Trustees are not in session and such other powers of the Trustees as the Trustees may delegate to them, from time to time, except those powers which by law, the Declaration or these By-laws they are prohibited from delegating.  The Trustees may also elect from their own number other committees from time to time; the number composing such committees, the powers conferred upon the same (subject to the same limitations as with respect to the Executive Committee) and the term of membership on such committees to be determined by the Trustees.  The Trustees may designate a chair of any such committee.  In the absence of such designation the committee may elect its own chair.

Section 2.          Meetings, Quorum and Manner of Acting.  The Trustees may (1) provide for stated meetings of any committee, (2) specify the manner of calling and notice required for special meetings of any committee, (3) specify the number of members of a committee required to constitute a quorum and the number of members of a committee required to exercise specified powers delegated to such committee, (4) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a committee without a meeting, and (5) authorize the members of a committee to meet by means of a telephone conference circuit.

The Executive Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept in the office of the Trust.

ARTICLE VI

 OFFICERS

Section 1.          General Provisions.  The officers of the Trust shall be a President, a Treasurer and a Secretary, who shall be elected by the Trustees.  The Trustees may elect or appoint such other officers or agents as the business of the Trust may require, including one or more Senior Vice Presidents, Vice Presidents, Assistant Secretaries, and Assistant Treasurers.  The Trustees may delegate to any officer or committee the power to appoint any subordinate officers or agents.

Section 2.          Term of Office and Qualifications.  Except as otherwise provided by law, the Declaration or these By-laws, the President, the Treasurer, the Secretary and any other officer shall each hold office at the pleasure of the Board of Trustees or until his successor shall have been duly elected and qualified.  Any two offices may be held by the same person.  Any officer may be but none need be a Trustee or Shareholder.

Section 3.          Removal.  The Trustees, at any regular or special meeting of the Trustees, may remove any officer with or without cause, by a vote of a majority of the Trustees then in office.  Any officer or agent appointed by an officer or committee may be removed with or without cause by such appointing officer or committee.

Section 4.          Powers and Duties of the Chair.  The Trustees may, but need not (unless required by applicable law), appoint from among their number a Chair, who shall be an officer of the Board, but not of the Trust.  When present, the Chair shall preside at the meetings of the Shareholders and of the Trustees and shall have such other responsibilities as prescribed by applicable law.  In the absence of the Chair, the Chair of the Nominating Committee or any other Trustee who is not an Interested Person of the Trust who is present shall preside at meetings of the Trustees.  The Board may, but need not, from time to time prescribe to the Chair such other responsibilities in furthering the Board’s functions.  It shall be understood that each Trustee, including the Chair, shall have equal responsibility to act in good faith, in a manner which he reasonably believes to be in the best interest of the Trust.

Section 5.          Powers and Duties of the President.  The President shall be the Chief Executive Officer of the Trust.  The President may call meetings of the Trustees and of any committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders in the absence of the Chair.  Subject to the control of the Trustees and to the control of any committees of the Trustees, within their respective spheres, as provided by the Trustees, he shall at all times exercise a general supervision and direction over the affairs of the Trust.  He shall have the power to employ attorneys and counsel for the Trust or any Series or Class thereof and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust or any Series or Class thereof.  He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series thereof.  The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees.

Section 6.          Powers and Duties of Vice Presidents.  In the absence or disability of the President, the Senior Vice President or, if there be more than one Senior Vice President, any Senior Vice President designated by the Trustees, or, if there be no Senior Vice President, the Vice President or, if there be more than one Vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees.  Each Vice President, which includes Senior Vice Presidents, shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

Section 7.          Powers and Duties of the Chief Financial Officer and Treasurer.  The Chief Financial Officer of the Trust shall be the principal financial and accounting officer of the Trust.  The Treasurer of the Trust shall report to the Chief Financial Officer of the Trust and shall deliver all funds of the Trust or any Series or Class thereof which may come into his hands to such Custodian as the Trustees may employ.  The Treasurer shall render a statement of condition of the finances of the Trust or any Series or Class thereof to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of a Treasurer and such other duties as from time to time may be assigned to him by the Trustees.  The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 8.          Powers and Duties of the Secretary.  The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent.  He shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-laws and as required by law; and subject to these By-laws, he shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Trustees.

Section 9.          Powers and Duties of Assistant Officers.  In the absence or disability of the Treasurer, any officer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer.  Each officer shall perform such other duties as from time to time may be assigned to him by the Trustees.  Each officer performing the duties and exercising the powers of the Treasurer, if any, and any Assistant Treasurer, shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

Section 10.          Powers and Duties of Assistant Secretaries.  In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary.  Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees and the President.

Section 11.          Powers and Duties of the Chief Compliance Officer.  The Chief Compliance Officer shall be responsible for implementing, administering and enforcing the Trust’s Code of Ethics.  The Chief Compliance Officer shall report annually to the Trustees on the operation of the Code of Ethics.  The Chief Compliance Officer shall perform such other duties as may be assigned from time to time by the Trustees or the President.

Section 12.          Compensation of Officers and Trustees and Members of the Advisory Board.  Subject to any applicable provisions of the Declaration, the compensation of the officers and Trustees and members of an advisory board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees.  No officer shall be prevented from receiving such compensation as such officer by reason of the fact that he is also a Trustee.

ARTICLE VII

 FISCAL YEAR

The fiscal year of the Trust shall end on a specified date as adopted by resolution of the Trustees.  The taxable year of each Series of the Trust shall be as determined by the Trustees from time to time.

ARTICLE VIII

SEAL

The Trustees may adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

ARTICLE IX

SUFFICIENCY AND WAIVERS OF NOTICE

Whenever any notice whatever is required to be given by law, the Declaration or these By-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.  A notice shall be deemed to have been sent by mail, telegraph, cable, wireless, facsimile, email or other electronic means for the purposes of these By-laws when it has been delivered to a representative of any company holding itself out as capable of sending notice by such means with instructions that it be so sent.

ARTICLE X

  AMENDMENTS

These By-laws, or any of them, may be altered, amended or repealed, or new By-laws may be adopted by (a) vote of a majority of the Outstanding Shares voting in person or by proxy at a meeting of Shareholders and entitled to vote or (b) by the Trustees; provided, however, that none of these By-laws may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration or these By-laws, a vote of the Shareholders.

END OF AMENDED AND RESTATED BY-LAWS